As filed with the Securities and Exchange Commission on February 25, 2004.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                February 25, 2004


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


         Florida                      1-13666                    59-3305930
(State or other jurisdiction   (Commission file number)        (IRS employer
     of incorporation)                                       identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  ------------

                  On February 25, 2004, the Company issued a news release entitled "Darden Restaurants Expects Third Quarter Diluted Earnings Per Share In Range Of 45 To 46 Cents," a copy of which is being filed herewith as Exhibit 99.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  February 25, 2004                 DARDEN RESTAURANTS, INC.



                                          By:
                                             -----------------------------------
                                             Linda J. Dimopoulos
                                             Senior Vice President
                                             Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number     Description of Exhibit


    99 Press Release dated February 25, 2004, entitled "Darden Restaurants Expects Third Quarter Diluted Earnings Per Share In Range Of 45 To 46 Cents."

                                                              EXHIBIT 99
DARDEN RESTAURANTS
Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R) www.darden.com

                                                        NEWS/INFORMATION
                                                        Corporate Relations
                                                        P.O. Box 593330
                                                        Orlando, FL  32859

                                        Contacts:
                                        (Analysts) Matthew Stroud (407) 245-6458
                                        (Media)    Jim DeSimone   (407) 245-4567

FOR RELEASE
February 25, 2004
4:30 PM ET
                    DARDEN RESTAURANTS EXPECTS THIRD QUARTER
              DILUTED EARNINGS PER SHARE IN RANGE OF 45 TO 46 CENTS

     ORLANDO, FL - Darden Restaurants, Inc., (NYSE: DRI) today reported that it expected third quarter diluted earnings per share to be in the range of 45 to 46 cents. The Company's stronger than expected sales and profitability in fiscal January and February led to the increase in estimated diluted earnings per share. As a result of the foregoing, the Company now estimates diluted earnings per share growth to be in the range of 12% to 15% for fiscal 2004.

     Same-restaurant sales at Olive Garden were up 4% to 5% for fiscal February, which reflected a 3% to 4% increase in check average and a 0% to 1% increase in guest counts. The check average increase was a result of a 2% to 3% increase in pricing and a 1% increase from menu mix changes. Last year, Olive Garden had a 1% increase in same-restaurant sales.

     Same-restaurant sales at Red Lobster were up 0% to 1% for fiscal February, which reflected a 3% to 4% increase in check average and a 3% decrease in guest counts. The check average increase was a result of an approximate 1% increase in pricing and a 2% to 3% increase from menu mix changes. Last year, Red Lobster had a 2% to 3% decrease in same-restaurant sales.

     February's sales results at both Olive Garden and Red Lobster benefited by approximately 1% as a result of the net impact of favorable weather comparisons to last year, partially offset by the negative impact of Super Bowl Sunday falling in fiscal February this year as opposed to fiscal January last year.

     Darden will release its fiscal 2004 third quarter earnings on Wednesday, March 17, 2004, after the market close. The Company will hold a conference call the following morning at 8:30 a.m. ET to discuss these results in greater detail. The conference call will be broadcast live over the internet and can be accessed by logging into the Company's website at www.darden.com.

     Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,300 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones and Seasons 52 restaurants with annual sales of over $4.7 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.


                                      -END-